BUTLER OF NEW JERSEY REALTY CORP., Mortgagor and

MONROE CAPITAL MANAGEMENT ADVISORS LLC, individually and as Agent for lenders described on page 1 of this Mortgage, Lender

SUBORDINATE MORTGAGE, SECURITY AGREEMENT AND FIXTURE FILING securing the maximum aggregate principal sum of $23,000,000.00

Dated as of August 29, 2007

Location: 110 Summit Avenue, Montvale, New Jersey

County: Bergen County, New Jersey

RECORD AND RETURN TO:

Winston & Strawn LLP 35 West Wacker Drive Chicago, Illinois 60601 Attention: Jared Feehan, Esq.

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EXHIBITS

Exhibit A	Legal Description

Exhibit B	Permitted Exceptions

Exhibit C	Leases/ Subleases
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SUBORDINATE MORTGAGE, SECURITY AGREEMENT AND FIXTURE FILING

                                 THIS SUBORDINATE MORTGAGE, SECURITY AGREEMENT AND FIXTURE FILING (as amended, supplemented or otherwise modified from time to time, this “Mortgage”), is made as of this 29th day of August, 2007, by BUTLER OF NEW JERSEY REALTY CORP., a New Jersey corporation having an office at 110 Summit Avenue, Montvale, New Jersey 07645 (“Mortgagor”), to MONROE CAPITAL MANAGEMENT ADVISORS LLC, a Delaware limited liability company, for itself as lender and as agent for the lenders from time to time which are party to the Credit Agreement (as hereinafter defined), having an office at 311 South Wacker Drive, Suite 6400, Chicago, Illinois 60606 (together with its successors and assigns “Agent”).

RECITALS:

WHEREAS, Mortgagor is the fee owner of the real property and improvements described in Exhibit A attached hereto.

                                 WHEREAS, Butler Service Group, Inc. (the “Borrower”) has entered into that certain Second Lien Credit Agreement by and among the Borrower and the other Credit Parties signatory thereto, and Agent as agent for the lenders from time to time party to the Second Lien Credit Agreement (the “Lenders”) and Agent, as agent for the Lenders (as the same may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) and related documents, dated as of the date hereof, providing for term loans and other extensions of credit in the aggregate principal amount of up to TWENTY THREE MILLION DOLLARS ($23,000,000.00) (the “Loan”).

                                 WHEREAS, Mortgagor and Borrower are subsidiaries of a common parent and Mortgagor has entered into that certain Holdings Guaranty by and among Mortgagor, the other Guarantors party thereto, and Agent, as agent for the Lenders (as the same may be amended, supplemented or otherwise modified from time to time, the “Guaranty”) dated as of even date hereof.

                                 WHEREAS, Agent and the Lenders are unwilling to make available to Borrower the credit facilities provided for therein unless Mortgagor, among other things, secures the obligations of Borrower under the Credit Agreement and the Loan Documents (as defined in the Credit Agreement) by delivering this Mortgage. All capitalized terms used but not otherwise defined herein have the meanings provided in the Credit Agreement.

GRANTING CLAUSE

                                 NOW THEREFORE, Mortgagor, for the purpose of securing (1) the full payment and performance by Borrower and Mortgagor of all the terms, agreements, covenants and provisions of this Mortgage and the other Loan Documents and any renewal, extension, modification or replacement thereof, (2) the Obligations as defined in the Credit Agreement, and (3) all other debts, obligations and liabilities of every kind and character of Mortgagor now or hereafter existing in favor of Agent and the Lenders incurred or arising pursuant to the provisions of this Mortgage and the other Loan Documents, whether such debts, obligations or liabilities be direct or indirect, primary or secondary, joint or several, fixed or contingent (collectively the “Secured Obligations”), hereby irrevocably mortgages, pledges, warrants, gives, grants, assigns, bargains, sells, releases, transfers, aliens, enfeoffs and conveys to Agent with power of sale, for the benefit of Agent and Lenders, all of Mortgagor’s right, title and interest in and to the following property with MORTGAGE COVENANTS:

                                 (A)           THE LAND: The following described premises situated in the County of Bergen, State of New Jersey, to wit: The land described in detail in Exhibit A (the “Land”) which is attached hereto and incorporated herein and made a part of this document for all purposes;

                                 (B)           THE IMPROVEMENTS: TOGETHER WITH (1) all the buildings, structures and improvements of every nature whatsoever now or hereafter situated on the Land, and (2) all fixtures, machinery, appliances and equipment of every nature whatsoever including, but without limiting the generality of the foregoing, all heating, electrical, mechanical, lighting, lifting, plumbing, ventilating, air conditioning and air-cooling fixtures, systems, machinery, apparatus and equipment, refrigerating, incinerating and power fixtures, systems, machinery, apparatus and equipment, loading and unloading fixtures, systems, machinery, apparatus and equipment, escalators, elevators, boilers, communication systems, switchboards, sprinkler systems and other fire prevention and extinguishing fixtures, systems, machinery, apparatus and equipment, and all engines, motors, dynamos, machinery, wiring, pipes, pumps, tanks, conduits and ducts constituting a part of any of the foregoing, now or hereafter owned by Mortgagor and located in or on, or attached to, and used or intended to be used in connection with or with the operation of, the Land, buildings, structures or other improvements, or in connection with any construction being conducted or which may be conducted thereon, and owned by Mortgagor, and all extensions, additions, improvements, betterments, renewals, substitutions and replacements to any of the foregoing, and all of the right, title and interest of Mortgagor in and to any such personal property or fixtures subject to any lien, security interest or claim, which, to the fullest extent permitted by law, shall be conclusively deemed fixtures and a part of the real property encumbered hereby (hereinafter called the “Improvements”);

                                 (C)           EASEMENTS: TOGETHER WITH all right, title and interest, if any, of Mortgagor in and to the streets and roads abutting said land to the center lines thereof, and strips and gores within or adjoining said land, the airspace and all development rights with respect thereto and right to use said airspace and development rights above said Land, all easements, rights-of-way, gores of land, streets, ways, alleys, passages, sewer rights, water courses, water rights and powers, drainage, mineral, oil, gas and timber rights, air rights, conduits and wires and all other facilities furnishing services to, and all appurtenances whatsoever, in any way belonging, relating or appertaining to

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any of the property described in paragraphs (A) and (B) hereof, or which hereafter shall in any way belong, relate or be appurtenant thereto, whether now owned or hereafter acquired by Mortgagor;

                                 (D)           TOGETHER WITH (i) all the estate, right, title and interest of Mortgagor of, in and to all judgments, insurance proceeds, awards of damages and settlements hereafter made resulting from condemnation proceedings or the taking of the property described in paragraphs (A), (B) and (C) hereof or any part thereof under the power of eminent domain, or for any damage (whether caused by such taking or otherwise) to the property described in paragraphs (A), (B) and (C) hereof or any part thereof, or to any rights, appurtenant thereto, and all proceeds of any sales or other dispositions of the property described in paragraphs (A), (B) and (C) hereof or any part thereof; and Agent is hereby authorized to collect and receive said awards and proceeds and to give proper receipts and acquittances therefor, and (if it so elects) to apply the same toward the payment of the Secured Obligations in accordance with the terms of the Credit Agreement, notwithstanding the fact that the amount owing thereon may not then be due and payable, (ii) all contract rights, general intangibles, actions and rights in action, including without limitation all rights to insurance proceeds and unearned premiums arising from or relating to the property described in paragraphs (A), (B), and (C) above; and (iii) all proceeds, products, replacements, additions, substitutions, renewals and accessions of and to the property described in paragraphs (A), (B) and (C); and

                                 (E)            TOGETHER WITH (i) Mortgagor’s rights further to encumber the property described in paragraphs (A), (B), and (C) above for debt and (ii) all of Mortgagor’s rights to enter into any lease or lease agreement.

All of the property described in paragraphs (A), (B), (C), (D) and (E) above, and each item of property therein described, is herein referred to as the “Property”.

TO HAVE AND TO HOLD THE PROPERTY unto Agent, its successors and assigns forever until the Termination Date.

ARTICLE I WARRANTIES, REPRESENTATIONS AND COVENANTS

Mortgagor warrants, represents, covenants and agrees with Agent, as follows:

                                  1.1             Title to Property; Liens, (a) Mortgagor holds an indefeasible estate in fee simple in, and has good and marketable title to the Property, and (b) the Property is free and clear of all Liens except for the Senior Mortgage (hereinafter defined) and the Permitted Encumbrances which are expressly permitted on the Property under the Credit

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Agreement and those certain exceptions listed on Exhibit B attached hereto (collectively “Permitted Exceptions”) and Mortgagor shall at all times keep the Property free and clear of all Liens other than the Permitted Exceptions; (c) Mortgagor will maintain and preserve the lien of this Mortgage until the Termination Date; and (d) except as set forth on Exhibit C there are presently no leases, subleases, underlettings, concession agreements, licenses or other occupancy agreements affecting the Property, or any other parties in possession, other than Mortgagor, at the Property. Mortgagor fully warrants and will forever defend the title to the Property against the claims of all Persons whomsoever claiming or to claim the same or any part thereof, other than those claims relating to Permitted Exceptions, and Mortgagor agrees that the foregoing covenant shall not be extinguished by any foreclosure of this Mortgage but shall run with the Land.

                                 Mortgagor will not, without the prior written consent of Agent, which consent shall not be unreasonably be withheld or delayed, (i) initiate or support any zoning reclassification of the Land or use or permit the use of the Property in a manner which would result in such use becoming a nonconforming use under applicable zoning ordinances, (ii) impose or consent to the imposition of any public or private restrictive covenants upon the Land, (iii) execute, file or consent to any subdivision plat affecting the Land or consent to the annexation of the Land to any municipality, or (iv) permit or suffer the Land to be used by the public or any Person in such manner as might make possible a claim of adverse usage or possession or of any implied dedication or easement.

                                 1.2             Status of Property, (a) Mortgagor has obtained, and will maintain in full force and effect, all necessary certificates, licenses, permits and other approvals necessary for the operation of the Property, including without limitation all zoning, building code, land use and other similar permits or approvals, all of which are in full force and effect as of the date hereof and not subject to revocation, suspension or modification except those which if not in effect would not have a materially adverse effect on Mortgagor or Property; (b) Mortgagor knows of no notice stating other than that: the Property and the present and contemplated use and occupancy thereof are in full compliance with all applicable zoning ordinances, building codes, land use laws and other similar laws, and none of the Improvements lies outside of the boundaries of the Land or the applicable building restriction lines and no improvements on adjoining properties materially encroach upon the Land; (c) the Property is served by all utilities required for the current or contemplated use thereof; (d) all public roads and streets necessary for service of and access to the Property for the current or contemplated use thereof have been completed, are serviceable and all-weather and are physically and legally open for use by the public; (e) the Property is assessed for real estate tax purposes as one or more wholly independent tax lot or lots and no other land or improvements is assessed and taxed together with the Property or any portion thereof; and (f) to the best of Mortgagor’s knowledge, all liquid and solid waste disposal septic and sewer systems located on the Property are in a good and safe condition and repair and in compliance with applicable laws.

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                                  1.3             Insurance; Casualties. Mortgagor shall at its sole expense obtain for, deliver to, and maintain for the benefit of Agent insurance in accordance with Section 5.4 of the Credit Agreement insuring the Property. All proceeds of such insurance shall be applied in accordance with Section 5.4 of the Credit Agreement without affecting the lien of this Mortgage for the full amount secured hereby before such payment took place. Mortgagor promptly shall comply with, and shall cause the Property to comply with, (i) all of the provisions of each such insurance policy required under this Section 1.3, and (ii) all of the requirements of the insurers thereunder applicable to Mortgagor or to any of the Property or to the use, manner of use, occupancy, possession, operation, maintenance, alteration, repair or restoration of any of the Property, even if such compliance would necessitate structural changes or improvements. If any part of the Property shall be lost, damaged or destroyed by fire or any other cause, Mortgagor shall restore the Property in accordance with and subject to the terms hereof and of Section 5.4 of the Credit Agreement.

                                  1.4            Condemnation. As of the date hereof Mortgagor has not received any written notice of any proceeding for the condemnation or other taking of the Property or any part thereof and has no actual knowledge that any such proceeding is contemplated. Mortgagor shall, promptly upon learning of the institution of any such proceeding, notify Agent of the pendency of such proceeding, and agrees that Agent may participate in any such proceeding and Mortgagor from time to time will deliver to Agent all instruments reasonably requested by Agent to permit such participation. Subject to the rights of Park (hereinafter defined) under the Senior Mortgage and subject to Section 1.3(b)  of the Credit Agreement, Agent shall (and is hereby authorized to) collect any and all awards, payments or other proceeds of any such condemnation or taking (“Condemnation Proceeds”) and apply Condemnation Proceeds to the reduction of the Secured Obligations in the manner set forth in Section 1.3(d) of the Credit Agreement or, at Agent’s option in its discretion, may permit or require Mortgagor to use Condemnation Proceeds, or any part thereof, to replace, repair or restore the Property. All Condemnation Proceeds shall be applied in accordance with this Section 1.4 without affecting the lien of this Mortgage for the full amount secured hereby before such payment took place. Mortgagor agrees to execute such further assignments of any Condemnation Proceeds as Agent may require

                                  1.5            Care of the Property. Mortgagor shall not abandon the Property and shall preserve and maintain the Property in good condition and repair, reasonable wear and tear excepted. Except as otherwise provided in Section 7.1 below or in Section 6.8 of the Credit Agreement, no part of the Property shall be sold, transferred, disposed of, removed or demolished in any manner, without the prior written consent of Agent.

                                  1.6             Transfer of the Property. Except as otherwise permitted under the Credit Agreement, there shall be no sale, conveyance, transfer, lease, sublease, pledge or further encumbrance or transfer of the Property or any portion thereof or of any direct or indirect interest in any part of the Property or in Mortgagor, without the prior written consent of Agent, which consent shall not be not be unreasonably withheld or delayed;

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provided, however, notwithstanding anything in the Credit Agreement to the contrary, prior written consent of Agent shall not be required in connection with the sale, conveyance or transfer of the Property if the purchase price for such sale, conveyance or transfer is in excess or equal to Ten Million Dollars ($10,000,000.00) and written notice of such sale is provided to Agent not less than ten (10) business days prior to the closing of such sale; provided, further, however, that under all circumstances shall the proceeds of any sale, transfer, conveyance of the Property be applied in accordance with Credit Agreement.

                                  1.7             Other Representations. Warranties and Covenants. All of the representations, warranties and covenants in the Credit Agreement are incorporated herein by reference and, together with the covenants in this Article I, shall be covenants running with the Land. The covenants set forth in the Credit Agreement include, among other provisions: (a) the obligation to pay when due all taxes, assessments and charges on the Property or assessed against Lender with respect to the Loan; (b) the right of Lender to inspect the books and records of the Mortgagor; (c) the obligation to keep the Property free and clear of all Hazardous Materials and in compliance with all Environmental Laws; and (d) the obligation to comply with all legal requirements (including Environmental Laws) ) which if there was non-compliance would materially adversely effect Mortgagor or the Property.

                                  1.8             Further Assurances. At any time and from time to time, upon Agent’s request and at Mortgagor’s sole expense, Mortgagor shall make, execute and deliver, or cause to be made, executed and delivered, to Agent and where appropriate shall cause to be recorded or filed, and from time to time thereafter to be re-recorded and refiled at such time and in such offices and places as shall be reasonably deemed desirable by Agent, any and all such further deeds of trust, instruments of further assurance, financing statements, certificates and other documents as Agent may consider necessary or desirable in order to effectuate, complete, or perfect, or to continue and preserve the obligations of Mortgagor under this Mortgage, and the lien of this Mortgage on the Property subject only to the Senior Mortgage and to the Permitted Exceptions. Upon any failure by Mortgagor to do so, Agent may make, execute, record, file, re-record or refile any and all such deeds of trust, instruments, financing statements, certificates and documents for and in the name of Mortgagor, and Mortgagor hereby irrevocably appoints Agent, the agent and attorney-in-fact of Mortgagor to do so.

                                  1.9             Security Agreement and Financing Statements. This Mortgage constitutes not only a real property Mortgage, but also a “security agreement” and a “fixture filing” within the meaning of the Uniform Commercial Code of the state where the Property is located (the “UCC”). Mortgagor (as Debtor) hereby grants, assigns, conveys, pledges, hypothecates and transfers to Agent (as creditor and secured party), for the benefit of Agent and Lenders, as security for the prompt and complete payment and performance of the Secured Obligations a Lien in all of Mortgagor’s right, title and interest in and to all fixtures, machinery, appliances and equipment of every nature whatsoever constituting part of the Property, subject only to Permitted Exceptions.

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Nothing in this Section 1.9 shall limit in any manner whatsoever any right Agent or the Lenders may have under any other Loan Document.

1.10 Intentionally Omitted.

                                 1.11      After Acquired Property. To the extent permitted by and subject to applicable law, the lien of this Mortgage will automatically attach, without further act, to all after acquired property located in or on, or attached to, the Property or any part thereof.

                                 1.12      Future Indebtedness of Mortgagor. This Mortgage is given in part to secure a term loan as described in the Loan Documents and shall secure not only existing indebtedness hereby secured as of the date hereof, but also, without further act, any and all future indebtedness of Mortgagor to Agent or the Lenders pursuant to the Loan Documents, whether such advances are obligatory or are to be made at the option of Agent, or otherwise, to the same extent as if such advances or future indebtedness were made as of the date hereof. Pursuant to and subject to the terms of the Loan Documents, the Lenders have committed to advance or apply certain funds to or on behalf of Mortgagor, and it is hereby acknowledged and intended that the lien of this Mortgage shall be valid as to all such advances (whenever hereafter made) from the time of the recording of this Mortgage. The total amount of the Secured Obligations may increase or decrease from time to time.

                                 1.13      Flood Hazard. Mortgagor hereby represents that the Land does not comprise property identified by the Secretary of Housing and Urban Development as an area having special flood hazards. If the Land at any time is so identified by the Secretary of Housing and Urban Development as having special flood hazards, Mortgagor will keep the Land insured against loss by flood hazards in an amount at least equal to the maximum limit of coverage made available with respect to the particular type of property under the National Flood Insurance Act of 1968, as amended by the Flood Disaster Protection Act of 1973.

                                  1-14      Prior Liens. Agent acknowledges that the Property is now subject to an approved prior deed of trust, mortgage, lien or other permitted encumbrance described in Exhibit B which has priority over the lien of this Mortgage (“Approved Prior Encumbrance”), Mortgagor shall: (i) pay the principal, interest and all other sums secured thereby on their due date or within any applicable grace period either directly to the holder of the Approved Prior Encumbrance and will comply with all of the other material terms, covenants and conditions thereof; (ii) if requested hereafter by Agent, produce to Agent from time to time no less than fifteen (15) days after the due date of the installments of principal, interest and other sums payable thereon, receipts or other evidence of payment thereof satisfactory to Agent; and (iii) notify Agent promptly of the receipt of any written notice given by the holder of any Approved Prior Encumbrance.

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ARTICLE II DEFAULTS

2.1 Event of Default. The term Event of Default, wherever used in this Mortgage, shall mean any one or more of the following events:

                                                 (a)         Failure by Borrower to make payments as provided in the Credit Agreement or to pay when due any Secured Obligations or other sums to be paid by Borrower or Mortgagor hereunder or under the other Loan Documents beyond any applicable period set forth in Section 8.1 of the Credit Agreement; or

                                                 (b)         Failure by Mortgagor to perform or comply with any of the terms, covenants or conditions of this Mortgage beyond any applicable period set forth in Section 8.1(d) of the Credit Agreement; or

                                                 (c)         The occurrence of any other Event of Default under and as defined in the Credit Agreement.

ARTICLE III

A. REMEDIES

                                 Each of the remedies set forth in Article III is subject and subordinate, unconditionally and forever, to the rights of the holder of the Senior Mortgage. Notwithstanding anything to the contrary contained in this Article III and in this Mortgage, Agent shall standstill and shall not act in any manner to the detriment or in degrogation of the holder of the Senior Mortgage’s rights and remedies under the Senior Mortgage which remains at all times senior to this Mortgage. At all times the holder of the Senior Mortgage shall be given prior written notice and an opportunity to cure any Event of Default in order to protect and preserve its rights.

                                 3.1           Acceleration of Maturity. If an Event of Default shall have occurred and be continuing, Mortgagor agrees that Agent may declare without demand or notice all Secured Obligations to be due and payable immediately, and upon such declaration all Secured Obligations shall immediately become and be due and payable without demand or notice.

                                 3.2            Agent’s Right to Enter and Take Possession, Operate and Apply Income.

                                                 (a)         If an Event of Default shall have occurred and be continuing, Mortgagor, upon demand of Agent, shall forthwith surrender to Agent the actual possession and, if and to the extent permitted by law, Agent itself, or by such officers or agents as it may appoint, may enter upon and take possession of the Property

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and may exclude Mortgagor and its agents and employees wholly therefrom, and may have joint access with Mortgagor to the books, papers and accounts of Mortgagor.

                                                 (b)         If an Event of Default shall have occurred and be continuing and Mortgagor shall for any reason fail to surrender or deliver the Property or any part thereof after Agent’s demand, Agent may obtain a judgment or decree conferring on Agent the right to immediate possession or requiring Mortgagor to deliver immediate possession of all or part of the Property to Agent, and Mortgagor hereby specifically consents to the entry of such judgment or decree. Mortgagor shall pay to Agent, upon demand, all costs and expenses of obtaining such judgment or decree and reasonable compensation to Agent, its attorneys and agents, and all such costs, expenses and compensation shall, until paid, be secured by the lien of this Mortgage.

                                                 (c)         Upon every such entering upon or taking of possession, Agent may hold, store, use, operate, manage and control the Property and conduct the business thereof, and, from time to time may:

                                                                 (i)          make all necessary and proper maintenance, repairs, renewals, replacements, additions, betterments and improvements thereto and thereon and purchase or otherwise acquire additional fixtures, personalty and other property;

(ii) insure or keep the Property insured;

(iii) manage and operate the Property and exercise all the rights and powers of Mortgagor in its name or otherwise with respect to the same; and

                                                                 (iv)        enter into agreements with others to exercise the powers herein granted Agent, all as Agent from time to time may determine. All costs, expenses and liabilities of every character incurred by Agent in managing, operating and maintaining the Property shall constitute a portion of the Secured Obligations. The taking of possession by Agent shall not be construed to be an affirmation of any lease or acceptance of attornment with respect to any lease of all or any portion of the Property. Agent shall surrender possession of the Property to Mortgagor only as of the Termination Date.

                                 3.3           Agent’s Power of Enforcement. If an Event of Default shall have occurred and be continuing, Agent may, either with or without entry or taking possession as hereinabove provided or otherwise, (a) sell the Property or any part thereof to the extent permitted and pursuant to the procedures provided by the law of state where the Property is located, and all estate, right, title and interest, claim and demand therein, at one or more sales, as an entity or in parcels, and at such time and place upon such terms and after such notice thereof as may be required or permitted by law; or (b) proceed by suit or suits at law or in equity or by any other appropriate proceeding or remedy: (i) to enforce payment under the Loan Documents or the performance of any term hereof or any other right; (ii) to foreclose this Mortgage and to sell, as an entirety or in separate lots or parcels, the Property, under the judgment or decree of a court or courts of competent

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jurisdiction; and (iii) to pursue any other remedy available to it, including without limitation as provided in Section 1.10 hereof. Agent shall take action either by such proceedings or by the exercise of its powers with respect to sale or entry or taking possession, or any of them, as it may determine.

                                 3.4            Foreclosure Sale, (a) Agent may adjourn from time to time any sale to be made by it under or by virtue of this Mortgage by announcement at the time and place appointed for such sale or for such adjourned sale or sales and, except as otherwise provided by any applicable provision of law, Agent, without further notice or publication, may conduct such sale at the time and place to which the same shall be so adjourned.

                                                 (b)          Upon the completion of any sale or sales made by Agent under or by virtue of this Article III, Agent, or any officer of any court empowered to do so, shall execute and deliver to the accepted purchaser or purchasers a good and sufficient instrument or instruments, conveying, assigning and transferring all estate, right, title and interest in and to the property and rights sold. Agent is hereby irrevocably appointed the true and lawful attorney-in-fact of Mortgagor, in its name and stead, to make all necessary conveyances, assignments, transfers and deliveries of any part of the Property and rights so sold. Agent may, for such purpose, execute all necessary instruments of conveyance, assignment and transfer, and may substitute one or more persons with like power, Mortgagor hereby ratifying and confirming all that its said attorney or such substitute or substitutes shall lawfully do by virtue hereof. Nevertheless, Mortgagor, if so requested by Agent, shall ratify and confirm any such sale or sales by executing and delivering to Agent or to such purchaser or purchasers all such instruments as may be advisable, in the judgment of Agent, for the purpose, and as may be designated in such request. Any such sale or sales made under or by virtue of this Article III, whether made under the power of sale herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, shall operate to divest all the estate, right, title, interest, claim and demand whatsoever, whether at law or in equity, of Mortgagor in and to the properties, interests and rights so sold, and shall be a perpetual bar both at law and in equity against Mortgagor and against any and all persons claiming or who may claim the same, or any part thereof from, through or under Mortgagor.

                                                 (c)          Upon any sale held by Agent or by any receiver or public officer, Agent may bid for and purchase the Property and, upon compliance with the terms of sale, may hold, retain and possess and dispose of such property in their own absolute right without further accountability.

                                 3.5            Application of Indebtedness Toward Purchase Price. Upon any such sale, Agent may, if permitted by law, and after allowing for costs and expenses of the sale, compensation and other charges, in paying the purchase price, apply all or any portion of the Secured Obligations, in lieu of cash, to the amount which shall, upon distribution of the net proceeds of such sale, be payable thereon, to the extent of the purchase price.

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                                 3.6           Waiver by Mortgagor, (a) To the fullest extent permitted under applicable law, Mortgagor hereby waives all errors and imperfections in any proceedings instituted by Agent under this Mortgage or any other Loan Document and all benefit of any present or future statute of limitations or any other present or future statute, law, stay, moratorium, appraisal or valuation law, regulation or judicial decision, nor shall Mortgagor at any time insist upon or plead, or in any manner whatsoever, claim or take any benefit or advantage of any such statute, law, stay, moratorium, regulation or judicial decision which (i) provides for the valuation or appraisal of the Property prior to any sale or sales thereof which may be made pursuant to any provision herein or pursuant to any decree, judgment or order of any court of competent jurisdiction, (ii) exempts any of the Property or any other property, real or personal, or any part of the proceeds arising from any sale thereof, from attachment, levy or sale under execution, (iii) provides for any stay of execution, moratorium, marshalling of assets, exemption from civil process, redemption or extension of time for payment, (iv) requires Agent to institute proceedings in mortgage foreclosure against the Property before exercising any other remedy afforded Agent hereunder with respect to any Event of Default, (v) affects any of the terms, covenants, conditions or provisions of this Mortgage, or (vi) conflicts with or may affect, in a manner which may be adverse to Agent, any provision, covenant, condition or term of this Mortgage or any other Loan Document, nor shall Mortgagor at any time after any sale or sales of the Property pursuant to any provision herein, including, but without limiting the generality of the foregoing, after any sale pursuant to a judgment of foreclosure, claim or exercise any right under any present or future statute, law, stay, moratorium, regulation or judicial decision to redeem the Property or the portion thereof so sold.

                                                 (b)          Mortgagor hereby waives the right, if any, to require any sale to be made in parcels, or the right, if any, to select parcels to be sold, and there shall be no requirement for marshalling of assets with respect to either the Property or any other Collateral.

                                                 (c)          Mortgagor hereby waives personal service of process and consents to service in the manner and to the address of Mortgagor set forth or referred to in Sections 11.9 and 11.10 of the Credit Agreement.

                                                 (d)          BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND MORTGAGOR AND AGENT WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), MORTGAGOR AND AGENT DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, MORTGAGOR HEREBY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER IN CONTRACT, TORT, OR OTHERWISE ARISING OUT OF,

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CONNECTED WITH, RELATED TO, OR INCIDENTAL TO, THIS MORTGAGE OR ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

                                 3.7            Receiver. If an Event of Default shall have occurred and be continuing, Agent, to the extent permitted by law and without notice to Mortgagor or regard to the value of the Property or the adequacy of the security or occupancy of the Property, shall be entitled as a matter of right if it so elects to the appointment of a receiver to enter upon and take possession of the Property and to collect all rents, revenues, issues, income, product and profits thereof and apply the same as the court may direct. The receiver shall have all rights and powers permitted under the laws of the jurisdiction where the Property is located and such other powers as the court making such appointment shall confer. The expenses, including receiver’s fees, attorneys’ fees, costs and agent’s compensation, incurred pursuant to the powers herein contained shall be secured by this Mortgage. The right to enter and take possession of and to manage and operate the Property, and to collect the rents, issues and profits thereof, whether by a receiver or otherwise, shall be cumulative to any other right or remedy hereunder or afforded by law, and may be exercised concurrently therewith or independently thereof. Agent shall be liable to account only for such rents, issues and profits actually received by Agent, respectively. Notwithstanding the appointment of any receiver or other custodian, Agent shall be entitled as pledgee to the possession and control of any cash, deposits, or instruments at the time held by, or payable or deliverable under the terms of this Mortgage to, Agent.

                                 3.8             Suits to Protect the Property, (a) Agent shall have the power and authority to institute and maintain any suits and proceedings as Agent may deem advisable (i) to prevent any impairment of the Property by any acts which may be unlawful or any violation of this, (ii) to preserve or protect Agent’s interest in the Property, and (iii) to restrain the enforcement of or compliance with any legislation or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid, if the enforcement of or compliance with such enactment, rule or order might impair the security hereunder or be prejudicial to Agent’s interest.

                                                 (b)             Mortgagor agrees that if any action or proceeding be commenced to which action or proceeding Agent is a party by reason of the execution of this Mortgage or the other Loan Documents, or in which it becomes necessary to defend or uphold the lien of this Mortgage, all sums paid by Agent for the expense of any litigation to prosecute or defend the transaction and the rights and Hen created hereby (including, without limitation, attorneys’ fees) shall be paid by Mortgagor together with interest thereon from the date of payment by Agent at the rate applicable to revolving loans under the Credit Agreement. All such sums paid and the interest thereon shall be a Hen upon the Property, and shall be secured hereby.

3.9 Proofs of Claim. In the case of any receivership, insolvency, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial
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proceedings affecting Mortgagor or any guarantor, co-maker or endorser of any of Mortgagor’s obligations, its creditors or its property, Agent, to the extent permitted by law, shall be entitled to file such proofs of claim and other documents as may be necessary or advisable in order to have Agent’s claims allowed in such proceedings for the entire amount due and payable by Mortgagor under this Mortgage and any other Loan Document, at the date of the institution of such proceedings, and for any additional amounts which may become due and payable by Mortgagor after such date.

3.10 Mortgagor to Pay the Indebtedness on Any Default in Payment; Application of Monies by Agent.

                                                 (a)             If an Event of Default shall have occurred and be continuing, then, upon demand by Agent, Mortgagor shall pay to Agent the whole amount which then shall have become due and payable under the Loan Documents. If Mortgagor shall fail to pay such amounts forthwith upon such demand, Agent shall be entitled to sue for and to recover judgment against Mortgagor for the whole amount so due and unpaid together with costs and expenses, including without limitation the reasonable compensation, expenses and disbursements of Agent’s agents, attorneys and other representatives, either before, after or during the pendency of any proceedings for the enforcement of this Mortgage. The right of Agent to recover such judgment shall not be affected by any taking possession or foreclosure sale hereunder, or by the exercise of any other right, power or remedy for the enforcement of the terms of this Mortgage, or the foreclosure of the lien hereof.

                                                 (b)             In case of a foreclosure sale of all or any part of the Property and of the application of the proceeds of sale to the payment of the sums secured hereby, Agent shall be entitled to enforce payment from Mortgagor of all amounts then remaining due and unpaid and to recover judgment against Mortgagor for any portion thereof remaining unpaid, with interest.

                                                 (c)             Mortgagor hereby agrees, to the extent permitted by law, that no recovery of any such judgment by Agent and no attachment or levy of any execution upon any of the Property or any other property shall in any way affect the lien of this Mortgage upon the Property or any part thereof of any lien, rights, powers or remedies of Agent hereunder, but such lien, rights, powers and remedies shall continue unimpaired as before.

                                                 (d)             Any monies collected or received by Agent under this Section 3.10 shall be applied to the payment of compensation, expenses and disbursements of the agents, attorneys and other representatives of Agent, and the balance remaining shall be applied to the Secured Obligations in accordance with the Credit Agreement.

                                                 (e)             The provisions of this paragraph shall not be deemed to limit or otherwise modify the provisions of any guaranty of the Secured Obligations.

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                                 3.11            Discontinuance of Proceedings; Position of Parties Restored. If Agent shall have proceeded to enforce any right or remedy under this Mortgage by foreclosure, entry or otherwise and such proceedings shall have been discontinued or abandoned for any reason, or such proceedings shall have resulted in a final determination adverse to Agent, then and in every such case, to the extent permitted by law, Mortgagor and Agent shall be restored to their former positions and rights hereunder, and all rights, powers and remedies of Agent shall continue as if no such proceedings had occurred or had been taken and no such proceedings or actions shall be deemed to be a cure by Mortgagor or a waiver by Agent of any default hereunder or under any other Loan Document.

                                 3.12             Limitation on Agent’s and Lenders’ Duty in Respect of Property. Agent, and each Lender shall use reasonable care with respect to the Property in its possession or under its control. Neither Agent, nor any Lender shall have any other duty as to any Property in its possession or control or in the possession or control of any agent or nominee of Agent, or such Lender, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto.

                                 3.13            Reinstatement. This Mortgage shall remain in full force and effect and continue to be effective should any petition be filed by or against Mortgagor for liquidation or reorganization, should Mortgagor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of Mortgagor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

                                 3.14             No Waiver; Cumulative Remedies. None of Agent, or any Lender shall by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder, and no waiver shall be valid unless in writing, signed by Agent and then only to the extent therein set forth. A waiver by Agent of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Agent would otherwise have had on any future occasion. No failure to exercise nor any delay in exercising on the part of Agent, or any Lender, any right, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or future exercise thereof or the exercise of any other right, power or privilege. The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law. None of the terms or

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provisions of this Mortgage may be waived, altered, modified or amended except by an instrument in writing, duly executed by Agent, and Mortgagor.

                                 3.15            Limitation by Law. All rights, remedies and powers provided in this Mortgage may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Mortgage are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they shall not render this Mortgage invalid, unenforceable, in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable law.

B. SUBORDINATION OF REMEDIES

                                 For avoidance of any doubt over the manner in which this Mortgage shall be subordinate to the Senior Mortgage the following provisions apply:

                                 3.16            General. Notwithstanding any provision of this Mortgage, any proceeds of this Mortgage (the “Subordinate Debt”) shall be subordinate and junior in right of payment to all Senior Mortgage obligations, to the extent and in the manner provided for herein (the “Subordination”).

                                 3.17             Subordination in the Event of Insolvency, etc. In the event and during the continuance of any Proceeding (hereafter defined), the Senior Mortgage shall first be paid in full before any payments or distributions of any character are made to Agent and/or Lenders pursuant to this Mortgage as a result of a foreclosure action, which are subordinate and junior in right of payment to the payment of Senior Mortgage obligations. In the event of any bankruptcy or other insolvency proceeding (“Proceeding”), any payment or distribution in any Proceeding of any kind or character, whether in cash, securities or other property which would otherwise (but for this Subordination) be payable or deliverable in respect of this Mortgage solely with respect to a foreclosure action shall be paid or delivered by the person making such distribution or payment, whether a trustee in bankruptcy, receiver, assignee for the benefit of creditors liquidating trustee or agent, or otherwise, directly to Park for application in payment of the Senior Mortgage debt to the extent necessary to pay in full all Senior Debt then remaining unpaid.

                                 3.18             Standstill. Agent agrees to use reasonable efforts to promptly send Park a copy of any notice of default under this Mortgage sent to Mortgagor and further agrees that after Agent gives Park a default notice, Agent shall not exercise any rights or remedies or take any enforcement action available upon the occurrence of a default or an event of default or otherwise under this Mortgage or take any action toward the collection of any Subordinate Debt (collectively a “Standstill”) until the earliest of:

(a) the occurrence of a Proceeding;
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(b) the exercise by Park of its right to accelerate the maturity of the Senior Mortgage upon a default or event of default with respect to the Senior Mortgage; or

(c) the Senior Mortgage debt shall have been paid in full.

                                 None of the provisions of this Mortgage shall in any manner affect the rights of Park under the Senior Mortgage. Notwithstanding anything herein to the contrary, nothing herein shall in any manner affect the rights of Agent and Lenders under the Credit Agreement and the other Loan Documents except with respect to the subordination of the lien of this Mortgage to the Senior Mortgage as provided in Article VI hereof.

                                 “Proceeding” shall mean any proceeding under Title 11 of the United States Code (11 U.S.C. Sec. 10 et. seq.) or any other voluntary or involuntary insolvency, liquidation, reorganization or other similar proceeding concerning Mortgagor, any action for the dissolution of Mortgagor, any proceeding (judicial or otherwise) concerning the application in of the assets of Mortgagor for the benefit of its creditors or the marshalling of its assets, the appointment of or any proceeding seeking the appointment of a trustee, receiver or other similar custodian for all or any substantial part of the assets of Mortgagor or any other action concerning the adjustment of the debts of Mortgagor or the cessation of business by Mortgagor.

3.19 Subordination.

                                                 (a)              Generally. Irrespective of: (i) the time, order, manner or method of creation, attachment or perfection of the respective security interests, guaranties and/or liens granted to Agent by Mortgagor or to Park by Mortgagor in or with respect to any or all of the property or assets of Mortgagor, including the Premises; (ii) the time or manner of the filing of Agent’s and Park’s respective financing statements; (iii) whether Agent or Park or any bailee or agent thereof holds possession of any or all of the property or assets of Mortgagor; (iv) the dating, execution or delivery of any agreement, document of instrument granting Park or Park security interests and/or liens in or on any or all of the property or assets of Mortgagor; (v) the giving or failure to give notice of the acquisition or expected acquisition of any purchase money or other security interests; and (vi) any provision of the UCC or any other applicable law to the contrary, this Mortgage and all claims, rights and interests therein or arising therefrom or related thereto against Mortgagor, or any part thereof are hereby subjected and subordinated to the Senior Mortgage and all liens, rights, titles, assignments and security interests created by the Senior Mortgage, in lien, priority, right, claim, payment and collection.

                                                 (b)              Remedies. Notwithstanding Agent’s rights under applicable laws or any provision of the Credit Agreement to the contrary, Agent will not nstitute any enforcement action against the Property (including specifically, any foreclosure of the lien of this Mortgage). Without limiting the generality of the

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foregoing, in the event of a Proceeding, Agent shall not object to or oppose any efforts Park to obtain relief from the automatic stay under Section 362 of the United States Bankruptcy Code or to seek to cause such entity’s bankruptcy estate to abandon any of the property or assets of Mortgagor (or any portion thereof). Agent shall not accept or receive from Mortgagor any additional security for all or any part of the Credit Agreement at any time prior to satisfaction of the Senior Mortgage.

                                                 (c)              Bankruptcy; Insolvency Proceedings. Until ninety-one (91) days following the satisfaction in full of the Senior Mortgage, Agent hereby covenants and agrees that it will not acquiesce, or petition or otherwise invoke the process of the United States of America, any state or other political subdivision thereof or any other jurisdiction, or of any entity exercising executive, legislative, judicial, regulatory or administrate functions of government for the purpose of commencing or sustaining a case against Mortgagor under any Insolvency Proceeding. In the event of any Proceeding with respect to Mortgagor or any significant part of Mortgagor’s properties or assets, the Senior Mortgage shall be paid in full in cash before any payment or distribution of any character, whether in cash, securities or other property, shall be made on account of this Mortgage. Agent further agrees that it shall not object to any request or motion by Park for an order establishing that proceeds, product, offspring, rents and profits of the Property constitute cash collateral under §363 of the Bankruptcy Code (“Cash Collateral”) and Agent hereby consents to any application by Park to have such Cash Collateral applied to the payment of the Senior Mortgage debt prior to the application of any such sums to this Mortgage until the Senior Mortgage debt is paid in full.

                                 3.20           Prohibition of Subsequent Acquisition of Rights. Agent shall not acquire by subrogation, contract or otherwise any lien upon or other estate, right or interest in the Property (including, without limitation, any such Hen, estate, right or interest at may arise with respect to real estate taxes, assessments or other governmental charges) or any rents or revenues therefrom that is or may be prior in right to or on parity with the Senior Mortgage.

ARTICLE IV

MISCELLANEOUS PROVISIONS

                                 4.1             Addresses for Notices, Etc. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give and serve upon any other party any communication with respect to this Mortgage, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be given in the manner, and deemed received, as provided for in the Credit Agreement.

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                                 4.2             Severability. Whenever possible, each provision of this Mortgage shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision of this Mortgage shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Mortgage. This Mortgage is to be read, construed and applied together with the Credit Agreement and the other Loan Documents which, taken together, set forth the complete understanding and agreement of Agent, Lenders and Mortgagor with respect to the matters referred to herein and therein.

                                 4.3             Termination. Subject to Section 3.14 hereof, this Mortgage shall terminate upon the Termination Date and upon the termination of this Mortgage upon the Termination Date, Agent agrees for itself and on behalf of the Lenders agrees to execute and deliver any documents reasonably necessary to release and discharge the lien of this Mortgage including without limitation a release, discharge or satisfaction of mortgage in recordable form and such other documents as necessary in connection therewith.

                                 4.4             Successors and Assigns. This Mortgage and all obligations of Mortgagor hereunder shall be binding upon the successors and assigns of Mortgagor (including any debtor-in-possession on behalf of Mortgagor) and shall, together with the rights and remedies of Agent, for the benefit of Agent and Lenders, hereunder, inure to the benefit of Agent and Lenders, all future holders of any instrument evidencing any of the Secured Obligations and their respective successors and assigns. No sales of participations, other sales, assignments, transfers or other dispositions of any agreement governing or instrument evidencing the Secured Obligations or any portion thereof or interest therein shall in any manner affect the Lien granted to Agent, for the benefit of Agent and Lenders, hereunder. Mortgagor may not assign, sell, hypothecate or otherwise transfer any interest in or obligation under this Mortgage.

                                 4.5             Counterparts. This Mortgage may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one and the same agreement.

                                 4.6              GOVERNING LAW. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE LOAN DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS MORTGAGE AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA; EXCEPT WITH RESPECT TO THE CREATION, PERFECTION AND ENFORCEMENT OF LIENS, WHICH SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAW OF THE STATE IN WHICH THE PROPERTY IS LOCATED.

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                                 4.7             Inconsistent Provisions. To the extent that any of the provisions of this Mortgage are inconsistent with the provisions of the Credit Agreement covering the same subject matter, the provisions of this Mortgage shall control.

                                 4.8              Section Titles. The Section titles contained in this Mortgage are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

                                 4.9              No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Mortgage. In the event an ambiguity or question of intent or interpretation arises, this Mortgage shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions hereof.

                                 4.10            Advice of Counsel. Each of the parties represents to each other party hereto that it has discussed this Mortgage and, specifically, the provisions of Section 3.7(d), with its counsel.

                                 4.11           Benefit of Lenders. All Liens granted or contemplated hereby shall be for the benefit of, Agent and Lenders, and all proceeds or payments realized from the Property in accordance herewith shall be applied to the Secured Obligations in accordance with the terms of the Credit Agreement.

ARTICLE V

STATE SPECIFIC PROVISIONS

5.1 New Jersey ISRA Provisions.

                                 (a)              None of the real property owned and/or occupied by Mortgagor and located in the State of New Jersey, including, without limitation, the Property, has been or is now being used as a “Major Facility” (as such term is defined in the New Jersey Spill Compensation Act and Control Act, N.J.S.A. §58:10.23.1 lb et seq.), and Mortgagor shall not use any such property as a Major Facility in the future without the prior written consent of Lenders. If Mortgagor ever becomes an owner or operator of a Major Facility, then Mortgagor shall furnish the New Jersey Department of Environmental Protection with all information required by N.J.S.A. §58:10-23.1 Id, and shall duly file with the Director of the Division of Taxation in the New Jersey Department of the Treasury a tax report or return, and shall pay all taxes due therewith, in accordance with N.J.S.A. §58:10-23.11h.

                                 (b)              In connection with the acquisition of the Property and any other real property acquired by Mortgagor on or after January 1, 1984, Mortgagor required that the seller of the Property, comply with the provisions of the New Jersey Industrial Site Recovery Act (formerly known as the Environmental Cleanup

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Responsibility Act), as amended (N.J.S.A. §13:1K et seq.) (“ISRA”), and Mortgagor represents and warrants to Lenders that the seller did comply therewith and the Property is exempt from the coverage of ISRA.

                                 (c)              Mortgagor shall not conduct or cause or permit to be conducted on the Property any activity which constitutes an “Industrial Establishment,” as such term is defined in ISRA, without the prior written consent of Lenders. In the event that the provisions of ISRA become applicable to the Property subsequent to the date hereof, Mortgagor shall give prompt written notice thereof to Lenders and shall take immediate requisite action to insure full compliance therewith. Mortgagor shall deliver to Lenders copies of all correspondence, notices and submissions that it sends to or receives from the New Jersey Department of Environmental Protection in connection with such ISRA compliance. Mortgagor’s obligation to comply with ISRA shall, notwithstanding its general applicability, also specifically apply to a sale, transfer, closure or termination of operations associated with any foreclosure action, including, without limitation, a foreclosure action brought with respect to this Mortgage.

ARTICLE VI

SUBORDINATION

                                 6.1             Subordination. Notwithstanding anything to the contrary contained herein or under applicable law as to the priority of the lien created by or rights to payment under this Mortgage, and irrespective of the time or order of filing or recording of instruments and irrespective of anything contained in any filing or agreement to which any party hereto or its irrespective successors and assigns may now or hereafter be a party, and irrespective of the ordinary rules for determining priorities under any law governing the relative priorities of secured creditors, Agent acknowledges and agrees, for itself and on behalf of the Lenders, that such lien and rights to payment are subject and subordinate, forever and unconditionally, to the lien of Park National Bank (“Park”), successor in interest to Regency Savings Bank, F.S.B. (“Regency”), successor in interest to GMAC Commercial Mortgage Corporation (“GMAC”) and their respective successors and assigns, under that certain Mortgage and Security Agreement by Mortgagor to GMAC dated as of September 30, 2002, and recorded on October 7, 2002 in Mortgage Book 11741, Page 103 et. seq. in the Office of the Clerk of Bergen County, New Jersey, as assigned from GMAC to Regency pursuant to that certain Assignment of Interest in Mortgage dated January 28, 2005 and recorded on March 17, 2005 in Mortgage Book 1373, Page 199 in the Office of the Clerk of Bergen County, New Jersey and any replacements or refinancings thereof, up to the principal amount of such mortgage (the “Senior Mortgage”). In furtherance of the foregoing Agent, for itself and on behalf of the Lenders, hereby agrees to execute, acknowledge and deliver such additional documents and instruments reasonably necessary to confirm, evidence or evidence of record the terms and conditions of this subordination. The subordination contained herein shall, unconditionally and forever apply to the Senior Mortgage irrespective of the

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time or order of filings or recordings of instruments and irrespective of the ordinary rules for determining priorities under any law governing the relative priorities of secured creditors.

                                 6.2              Release of Mortgage. Mortgagor is accorded the right to sell the Property, in accordance with and pursuant to Section 1.6 above, free and clear of the lien of this Mortgage as long as the proceeds of the sale after being first applied to the Senior Mortgage are next applied to the obligations pursuant to the terms and conditions of the Credit Agreement including, without limitation, Section 1.3(b)(ii) of the Credit Agreement, and Agent agrees for itself and on behalf of the Lenders agrees to execute and deliver any documents reasonably necessary to release and discharge the lien of this Mortgage including without limitation a release, discharge or satisfaction of mortgage in recordable form and such other documents as necessary in connection therewith.

                                  6-3              Replacement or Refinancing of Senior Mortgage. Mortgagor shall have the right, upon the prior written consent of Agent, to replace or refinance the Senior Mortgage with another mortgage in an amount that exceeds the principal outstanding balance of the Senior Mortgage provided that any proceeds of such replacement or refinancing shall be applied by Mortgagor to prepay the Loans in accordance with the terms of Credit Agreement including, without limitation, Section 1.3(b)(ii) thereof.

ARTICLE VII

PARTIAL RELEASE

                                 7.1              Partial Release of Property - Vacant Land. Mortgagor has advised Agent that an approximately 6.08 acre portion (the “Release Parcel”) of the Property consisting entirely of vacant land and which appears as “Parcel B” on that certain survey prepared by the RBA Group dated January 9, 1986 and last revised November 20, 2002 named Map of Property Block 1102-Lot 2, Located in the Borough of Montvale, Bergen County, New Jersey, may be conveyed by Mortgagor to a third-party in the future. The Release Parcel is and shall be part of the Property. Subject to the terms and conditions set forth herein, Mortgagor shall have the right, from time to time, to obtain a release (a “Release”) of the Release Parcel from the lien of this Mortgage and the other Loan Documents, provided that (i) no default or Event of Default under the Notes, this Mortgage, the Credit Agreement and the other Loan Documents has occurred and is continuing, (ii) the terms and conditions of this Article 7 have been satisfied, and (iii) the legal, record, economic and beneficial ownership of the Release Parcel is transferred to, and shall be owned immediately after such Release by, a person(s), party(ies) or entity(ies) other than Mortgagor. In the event Mortgagor satisfies the foregoing and seeks to release the Release Parcel from the lien of this Mortgage, Agent shall release the Release Parcel from the lien of this Mortgage only upon receipt by Agent and satisfaction by Mortgagor of the following:

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                                                 (a)              at least thirty (30) days, but no more than sixty (60) days, prior written notice of its request to obtain a release of the Release Premises;

                                                 (b)              evidence reasonably satisfactory to Agent that, other than the Senior Mortgage and this Mortgage, there are no liens (except as permitted under this Mortgage), mortgages, deeds of trust or other security instruments, as the case may be, encumbering the Property remaining encumbered by this Mortgage including, without limitation, a “bring down” or “date down” of the title insurance policy insuring the lien of this Mortgage on such remaining Property;

                                                 (c)              in Agent’s reasonable opinion, there is and will be no material negative impact (whether monetary or otherwise other than a reduction in value in an amount equal to the value of the Release Parcel) to the remaining portion of the Property;

                                                 (d)              the Release Parcel shall have been subdivided from the remaining portion of the Property pursuant to all applicable laws, and such approvals for same shall be final and non-appealable; the Release Parcel shall have been given by the municipal taxing authority a separate tax lot designation, and upon and after release and conveyance of the Release Parcel, the remaining portion of the Property will continue to be properly subdivided (to the extent required by applicable law), a separate tax lot, operationally independent (whether by easement or otherwise) as to access, parking, drainage, lighting, use and utilities, a legally conforming or legally non-conforming use for zoning purposes, and in compliance with all parking, zoning and other legal requirements;

                                                 (e)              payment of all Agent’s costs and expenses, including, without limitation, due diligence review costs and reasonable counsel fees and disbursements, incurred in connection with the Release of the Release Parcel from the lien of this Mortgage and the Loan Documents and the review and approval of the documents and information required to be delivered in connection therewith.

[THE REMAINDER OF THIS PAGE HAS BEEN LEFT BLANK INTENTIONALLY]
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IN WITNESS WHEREOF, Mortgagor has executed this Mortgage under seal as of the date first written above.

Signed, sealed and delivered in the presence of:	MORTGAGOR:
BUTLER OF NEW JERSEY REALTY CORP., a New Jersey Corporation

Beth Butler	By: Mark Koscinski

Witness Name: Beth Butler	Name:	MARK KOSCINSKI

	Title:	V.P. Controller

Heather Stoddart

Witness Name: Heather Stoddart

STATE OF New Jersey	)
	)	ss.
COUNTY OF Bergen	)

I CERTIFY that on Aug. 21, 2007, MARK KOSCINSKI personally came before me and acknowledged under oath, to my satisfaction, that:

(a) this person signed, sealed, and delivered the attached document as V.P. of Butler of New Jersey Realty Corp., a New Jersey corporation;

(b) the proper corporate seal was affixed; and

(c) this document was signed and made by the corporation as its voluntary act and deed by virtue of authority from its Board of Directors.

Robert S. Morgan, Jr.

Notary Public

[Affix Notary Seal]
Robert S. Moran, Jr., Esq, An Attorney At Law Of New Jersey Authorized By N. J. Law To Administer Oaths

Exhibit A

LEGAL DESCRIPTION

All that certain tract, parcel and lot of land lying and being situate in the Borough of Montvale, County of Bergen, State of New Jersey, being more particularly described as follows:

Beginning at a point on the (former) southerly sideline of Summit Avenue (65 feet wide per tax map) and 16.5 feet from centerline and described as the north west corner of a parcel of land described in Deed Book 1964 page 114 recorded in the Bergen County Clerk’s Office, said point also being 904.84 feet west from the intersection of the former southerly sideline of Summit Avenue and the westerly sideline of Spring Valley Road and running thence:

1.	South 04 degrees 05 minutes 00 seconds west, 325.84 feet; thence,

2.	South 84 degrees 00 minutes 00 seconds east, 74.51 feet; thence,

3.	South 00 degrees 35 minutes 00 seconds west, 258.39 feet; thence,

4.	South 88 degrees 20 minutes 00 seconds east, 69.24 feet; thence,

5.	South 05 degrees 41 minutes 00 seconds west, 355.97 feet; thence,

6.	South 74 degrees 52 minutes 00 seconds east, 145.32 feet; thence,

7.	South 23 degrees 52 minutes 00 seconds west, 122.02 feet; thence,

8.	South 57 degrees 37 minutes 10 seconds east, 42.90 feet; thence,

9.	South 07 degrees 45 minutes 15 seconds west, 484.80 feet; thence,

10.	North 82 degrees 14 minutes 45 seconds west, 287.80 feet; thence,

11.	South 07 degrees 45 minutes 15 seconds west, 460.00 feet; thence,

12.	North 86 degrees 14 minutes 50 seconds west, 223.27 feet; thence,

13.	North 03 degrees 44 minutes 40 seconds east, 580.34 feet; thence,

14.	North 03 degrees 03 minutes 00 seconds east, 291.52 feet; thence,

15.	South 81 degrees 56 minutes 30 seconds east, 74.51 feet; thence,
A-1

16.	North 03 degrees 00 minutes 15 seconds east, 1157.78 feet to a point on the (former) southerly sideline of Summit Avenue; thence,

17.	Along same, south 86 degrees 48 minutes 00 seconds east, 238.57 feet to the point and place of beginning..

Being also known as (reported for informational purposes only): Lot 2, Block 1102, on the official tax map of Montvale Borough
A-2

Exhibit B PERMITTED EXCEPTIONS

1.	Real Estate Taxes not yet due and payable

2.	Subject to grant of right of way to Rockland Electric Company as set forth in Deed Book 3925 page 524

3.	Subject to grant of right of way to Rockland Electric Company as set forth in Deed Book 6455, page 88

4.	Subject to easement and right of way to Hackensack Water Company as set forth in Deed Book 6485 page 412

5.	Subject to drainage easement between Butler International Investment, Inc. and the Borough of Montvale as set forth in Deed Book 6997 page 808

6.	Subject to grant right of way to Public Service Gas and Electric Company as set forth in Deed Book 7077 page 879

7.	Subject to 50 foot wide Tennessee Gas Transmission easement crossing the insured premises as set forth on Tax Map of Borough of Montvale

8.
Mortgage between Butler of New Jersey Realty Corp., a New Jersey corporation (Mortgagor/Borrower) and GMAC Commercial Mortgage Corporation (Mortgagee/Lender) dated September 30, 2002, recorded October 7, 2002 in Book 11741 page 103, in the Office of the Clerk/Register of Bergen County; in the initial amount of $7,000,000.00

Assignment of Leases and Rents in Mortgage Book 11741, page 172;

Assignment of Interest in Mortgage to Regency Savings Bank FSB in Assignment of Mortgage Book 1373 page 199;

Assignment of Interest in Assignment of Leases in Assignment of Mortgage Book 1373, page 194;

Financing Statement No. 2075-02, filed on October 7, 2002, assigned in Instrument No. 21408 on February 22, 2005.

9.
Mortgage between Butler of New Jersey Realty Corp., a New Jersey corporation and General Electric Capital Corporation dated June 30, 2005, recorded July 15, 2005 in Book 14509 page 142, in the Office of the Clerk/Register of Bergen County, in the initial amount of $85,000,000.00

Financing Statement No. 1246-R filed on July 15, 2005.
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Exhibit C Leases/Subleases

1.	Butler Service Group, Inc. lease dated September 2002, as or if amended.

2.	Dowden Health Media, Inc. lease dated April 1998, as or if amended.

3.	Advanced Planning Assoc., dba Northwestern Mutual lease dated June 1998, as or if amended.

4.	Chief Executive Group LLP lease dated August 2002, as or if amended.

5.	Fred Mackerodt Public Relations, Inc. lease dated May 2000, as or if amended.

6.	Elite Investment Group lease dated August 2002, as or if amended.

7.	McBreen & Kopko lease dated August 2002, as or if amended.
C-1